As  filed  with  the  Securities  and  Exchange  Commission  on  June 1,  2001.
                                                      Registration No. 333-48432
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

DELAWARE                                                              04-2209186
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)


                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

                       2000 EMPLOYEES STOCK PURCHASE PLAN

                            (Full Title of the Plan)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

This Post-Effective Amendment No. 1 on Form S-8 is being filed by the Registrant solely to correct the name of the plan registered hereunder. On October 23, 2000, the Registrant filed a Registration Statement on Form S-8 which inadvertently referred to the plan registered hereunder as the "Thermo Electron Corporation Amended and Restated Employees' Stock Purchase Plan." The correct name of the plan is the "2000 Employees Stock Purchase Plan."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of June, 2001.

                                   THERMO ELECTRON CORPORATION


                                   By:  /s/ Sandra L. Lambert
                                        ---------------------------------------
                                        Sandra L. Lambert
                                   Its: Vice President, Secretary


                                POWER OF ATTORNEY

     Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                             Title                                     Date

                                      Chief Executive Officer and
                                      Director (Principal
/s/ Richard F. Syron*                  Executive Officer)                       June 1, 2001
----------------------------
Richard F. Syron

                                      President, Chief Operating
/s/ Marijn E. Dekkers*                Officer and Director                      June 1, 2001
----------------------------
Marijn E. Dekkers

                                      Vice President and Chief
                                      Financial Officer (Principal
/s/ Theo Melas-Kyriazi*               Financial Officer)                        June 1, 2001
----------------------------
Theo Melas-Kyriazi

                                      Corporate Controller and
                                      Chief Accounting
                                      Officer (Principal
/s/ Peter E. Hornstra                 Accounting Officer)                       June 1, 2001
----------------------------
Peter E. Hornstra

/s/ Samuel W. Bodman*                 Director                                  June 1, 2001
----------------------------
Samuel W. Bodman

/s/ Peter O. Crisp*                   Director                                  June 1, 2001
----------------------------
Peter O. Crisp

/s/ Frank Jungers*                    Director                                  June 1, 2001
----------------------------
Frank Jungers

/s/ Jim P. Manzi*                     Director                                  June 1, 2001
----------------------------
Jim P. Manzi

/s/ Robert A. McCabe*                 Director                                  June 1, 2001
----------------------------
Robert A. McCabe

/s/ Hutham S. Olayan*                 Director                                  June 1, 2001
----------------------------
Hutham S. Olayan

/s/ Robert W. O'Leary*                Director                                  June 1, 2001
----------------------------
Robert W. O'Leary

*The undersigned Sandra L. Lambert, by signing her name hereto, does hereby execute this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-48432) on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.


By:  /s/ Sandra L. Lambert
     ------------------------------
     Sandra L. Lambert
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number            Description


5*                Opinion of Seth H. Hoogaisan Esq. regarding legality.

23.1              Consent of Arthur Andersen LLP

23.2 Consent of Seth H. Hoogasian, Esq. (contained in his opinion filed as Exhibit 5).

24                Power of Attorney (see signature pages to this Registration
                  Statement).

* Previously filed.





                                                                   Exhibit 23.1






                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated February 15, 2001, included in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 30, 2000, and to all references to our Firm included in this Post-Effective Amendment.



Arthur Andersen LLP



Boston, Massachusetts
May 25, 2001